CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) on Form N-14 of:
(i) our reports dated April 9, 2010, relating to the financial statements and financial highlights which appear in the February 28, 2010 Annual Reports to Shareholders of
•	Invesco Income Fund,

•	Invesco High Yield Fund (formerly known as AIM Income Fund and AIM High Yield Fund), two of the portfolios constituting AIM Investment Securities Funds (Invesco Investment Securities Funds) which are also incorporated by reference into the Amendment,
(ii) our reports dated October 20, 2010, relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of
•	Invesco Van Kampen High Yield Fund,

•	Invesco Van Kampen Corporate Bond Fund (formerly known as Van Kampen High Yield Fund and Van Kampen Corporate Bond Fund),
two of the portfolios constituting AIM Investment Securities Funds (Invesco Investment Securities Funds) which are also incorporated by reference into the Amendment.
We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
January 3, 2011